Exhibit 99.2
CA, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
     The following unaudited pro forma condensed combined balance sheet as of March 31, 2006 and the unaudited pro forma condensed combined statements of operations for the years ended March 31, 2006 and 2005 are based on the historical financial statements of CA, Inc. (“CA”), Niku Corporation (“Niku”), iLumin Software Services, Inc. (“iLumin”), and Wily Technology, Inc. (“Wily”) after giving effect to the merger of Nebraska Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of CA, with and into Niku, a Delaware corporation, the merger of Lost Ark Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of CA, with and into iLumin, a Delaware corporation, and the merger of Watermelon Merger Company, a California corporation and wholly owned subsidiary of CA, with and into Wily, a California corporation.
Niku
     CA and Niku have different fiscal year ends. Accordingly, the unaudited pro forma condensed combined statement of operations for the year ended March 31, 2005 combines CA’s historical consolidated statement of operations for the year then ended with Niku’s historical consolidated statement of income for the year ended January 31, 2005. The unaudited pro forma condensed combined statement of operations for the year ended March 31, 2005 give effect to the merger as if it had occurred on April 1, 2004. The unaudited pro forma condensed combined statement of operations for the year ended March 31, 2006 includes CA’s historical condensed consolidated statement of operations for the year ended March 31, 2006 (which incorporates Niku’s results from operations since of the date of acquisition – July 29, 2005 and includes pro forma adjustments to give effect to the merger as if it had occurred on April 1, 2004). The unaudited pro forma condensed combined balance sheet includes CA’s historical condensed consolidated balance sheet as of March 31, 2006 (which incorporates balances acquired from Niku since the date of acquisition). The unaudited pro forma condensed financial statements are based upon available information, estimates and certain assumptions that we believe are reasonable.
     The acquisition has been accounted for under the purchase method of accounting in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, Business Combinations. Under the purchase method of accounting, the total purchase price, calculated as described in Note 1 to these unaudited pro forma condensed combined financial statements, is allocated to the net tangible and intangible assets of Niku acquired in connection with the acquisition, based on their estimated fair values. The primary areas of the purchase price allocation relate to identifiable intangible assets, in-process research and development, goodwill and the fair value of deferred revenues.
     The unaudited pro forma condensed combined financial statements have been prepared by management for illustrative purposes only and are not necessarily indicative of the condensed consolidated financial position or results of operations in future periods or the results that actually would have been realized had CA and Niku been a combined company during the specified periods. The pro forma adjustments are based on the information available at the time of the preparation of this document. The unaudited pro forma condensed combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with the historical consolidated financial statements and accompanying notes of CA and Niku included in CA’s annual report on Form 10-K for the fiscal year ended March 31, 2006 and Niku’s annual report on Form 10-K.
iLumin
     CA and iLumin have different fiscal year ends. Accordingly, the unaudited pro forma condensed combined statement of operations for the year ended March 31, 2005 combines CA’s historical consolidated statement of operations for the year then ended with iLumin’s historical consolidated statement of income for the year ended December 31, 2004. The unaudited pro forma condensed combined statement of operations for the year ended March 31, 2005 give effect to the merger as if it had occurred on April 1, 2004. The unaudited pro forma condensed combined statement of operations for the year ended March 31, 2006 includes CA’s historical condensed consolidated statement of operations for the year ended March 31, 2006 (which incorporates iLumin’s results from operations since of the date of acquisition – October 14, 2005 and includes pro forma adjustments to give effect to the merger as if it had occurred on April 1, 2004). The unaudited pro forma condensed combined balance sheet includes CA’s historical condensed consolidated balance sheet as of March 31, 2006 (which incorporates balances acquired from iLumin since the date of acquisition). The unaudited pro forma condensed financial statements are based upon available information, estimates and certain assumptions that we believe are reasonable.
     The acquisition has been accounted for under the purchase method of accounting in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, Business Combinations. Under the purchase method of accounting, the total purchase price, calculated as described in Note 1 to these unaudited pro forma condensed combined financial statements, is allocated to the net tangible and intangible assets of iLumin acquired in connection with the acquisition, based on their estimated fair values. The primary areas of the purchase price allocation relate to identifiable intangible assets, goodwill, and the fair value of deferred revenues.
     The unaudited pro forma condensed combined financial statements have been prepared by management for illustrative purposes only and are not necessarily indicative of the condensed consolidated financial position or results of operations in future periods or the results that actually would have been realized had CA and iLumin been a combined company during the specified periods. The pro forma adjustments are based on the information available at the time of the preparation of this document. The unaudited pro forma condensed combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with the historical consolidated financial statements and accompanying notes of CA and iLumin included in CA’s annual report on Form 10-K for the fiscal year ended March 31, 2006 and iLumin’s audited financial statements for the fiscal year ended December 31, 2004 and the nine months ended September 30, 2005.
Wily
     CA and Wily have different fiscal year ends. Accordingly, the unaudited pro forma condensed combined statement of operations for the year ended March 31, 2005 combines CA’s historical consolidated statement of operations for the year then ended with Wily’s historical consolidated statement of income for the year ended December 31, 2004. The unaudited pro forma condensed combined statement of operations for the year ended March 31, 2005 give effect to the merger as if it had occurred on April 1, 2004. The unaudited pro forma condensed combined statement of operations for the year ended March 31, 2006 combines CA’s historical condensed consolidated statement of operations for the year ended March 31, 2006 (which incorporates Wily’s results from operations since of the date of acquisition – March 3, 2006) with Wily’s historical condensed consolidated statement of income for the year ended December 31, 2005. The unaudited pro forma condensed combined statements of operations give effect to the merger as if it had occurred on April 1, 2004. The unaudited pro forma condensed combined balance sheet includes CA’s historical condensed consolidated balance sheet as of March 31, 2006 (which incorporates balances acquired from Wily since the date of acquisition – March 3, 2006). The unaudited pro forma condensed financial statements are based upon available information, preliminary estimates and certain assumptions that we believe are reasonable.
     The acquisition has been accounted for under the purchase method of accounting in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, Business Combinations. Under the purchase method of accounting, the total purchase price, calculated as described in Note 1 to these unaudited pro forma condensed combined financial statements, is allocated to the net tangible and intangible assets of Wily acquired in connection with the acquisition, based on their estimated fair values. The primary areas of the purchase price allocation which are not yet finalized relate to identifiable intangible assets, goodwill, and the fair value of deferred revenues.
     The unaudited pro forma condensed combined financial statements have been prepared by management for illustrative purposes only and are not necessarily indicative of the condensed consolidated financial position or results of operations in future periods or the results that actually would have been realized had CA and Wily been a combined company during the specified periods. The pro forma adjustments are based on the preliminary information available at the time of the preparation of this document. The unaudited pro forma condensed combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with the historical consolidated financial statements and accompanying notes of CA and Wily included in CA’s annual report on Form 10-K for the fiscal year ended March 31, 2006 and Wily’s audited financial statements for the fiscal years ended December 31, 2005 and 2004, included in this Form 8-K filing.

CA, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of March 31, 2006
(in millions, except per share amounts)

	Historical	Pro Forma
	March 31, 2006	Adjustments	Pro Forma
	CA	(Note 3)	Combined
ASSETS
CURRENT ASSETS
Cash and Cash equivalents	$1,831		1,831
Marketable securities	34		34
Trade and installment accounts receivable, net	505		505
Federal and state income taxes payable	—		—
Deferred income taxes	228		228
Other current assets	50		50

TOTAL CURRENT ASSETS	$2,648	$—	$2,648

Installment accounts receivable, due after one year, net	449		449
Property and equipment, net	634		634
Purchased software products, net	461		461
Goodwill, net	5,308		5,308
Deferred income taxes	150		150
Other noncurrent assets, net	788		788

TOTAL ASSETS	$10,438	$—	$10,438

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Current portion of long-term debt and loans payable	$1		$1
Government investigation settlement	2		2
Accounts payable	411		411
Salaries, wages and commissions	292		292
Accrued expenses and other current liabilities	373		373
Deferred subscription revenue (collected) — current	1,517		1,517
Deferred maintenance revenue	250		250
Taxes payable, other than income taxes payable	129		129
Federal, state and foreign income taxes payable	370		370
Deferred income taxes	32		32

TOTAL CURRENT LIABILITIES	3,377	—	3,377

Long-term debt, net of current portion	1,810		1,810
Deferred income taxes	46		46
Deferred subscription revenue (collected) — noncurrent	448		448
Other noncurrent liabilities	77		77

TOTAL LIABILITIES	5,758	—	5,758

Stockholders’ equity	4,680		4,680

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$10,438	$—	$10,438

See notes to unaudited pro forma condensed combined financial statements.

CA, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Year Ended March 31, 2006
(in millions, except per share amounts)

	Historical
	Year Ended	3 Months Ended	Month Ended	6 Months Ended	Month Ended	Year Ended	Month Ended
								Pro Forma
	31-Mar-2006	30-Apr-2005	29-Jul-2005	30-Sep-2005	14-Oct-2005	31-Dec-2005	31-Mar-2006	Adjustments		Pro Forma
	CA	Niku	Niku	iLumin	iLumin	Wily	Wily	(Note 3)		Combined

Revenue:
Subscription revenue	$2,838	$—	$—	$—	$—	$—	$—	$—		$2,838
Maintenance	430	5	1	3	—	14	(1)	—		452
Software fees and other	162	7	6	3		32	(1)	(1	) (a)	208
Financing fees	45	—	—					—		45
Professional services	321	7	3	1		6	(1)	—		337

TOTAL REVENUE	3,796	19	10	7	—	52	(3)	(1)		3,880

Operating Expenses:
Amortization of capitalized software costs	449	—	—				(1)	13	(b)	461
Cost of professional services	272	5	2	1		6	(1)	—		285
Selling, general, and administrative	1,597	10	11	5	1	41	(6)	11	(c)	1,668
								(1	) (a)
								(6	) (d)
								5	(e)
Product development and enhancements	697	2	1	1		11		—		712
Commissions and royalties	394	1	—	2		5	(1)	—		401
Depreciation and amortization of other intangible assets	134	—	—	1		1	(1)	20	(f)	155
Other gains/expenses, net	(15)	—	12			1		(11	) (d)	(13)

Restructuring charge	88	—	—					—		88
Acquisition in-process research and development cost	18	—	—	—	—	—		(14	) (g)	4
Shareholder litigation and government investigation settlements	—	—	—					—		—

TOTAL EXPENSES BEFORE INTEREST AND TAXES	3,634	18	26	10	1	65	(10)	17		3,761

Income (loss) from continuing operations before interest and taxes	162	1	(16)	(3)	(1)	(13)	7	(18)		119

Interest expense, net	41	—	—	—	—	1		14	(h)	56

Income (loss) before taxes	121	1	(16)	(3)	(1)	(14)	7	(32)		63

Income tax (benefit) expense	(35)	1	—	—	—	—		(12	) (i)	(46)

INCOME (LOSS) FROM CONTINUING OPERATIONS	$156	$—	$(16)	$(3)	$(1)	$(14)	$7	(20)		$109

BASIC EARNINGS (LOSS) PER SHARE	$0.27									$0.19

Basic weighted average shares used in computation	581									581

DILUTED EARNINGS (LOSS) PER SHARE	$0.26									$0.18

Diluted weighted average shares used in computation	607									607
See notes to unaudited pro forma condensed combined financial statements.

CA, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Year Ended March 31, 2005
(in millions, except per share amounts)

	Historical
	For the Year Ended				Pro Forma
	31-Mar-2005	31-Jan-2005	31-Dec-2004	31-Dec-2004	Adjustments		Pro Forma
	CA	Niku	iLumin	Wily	(Note 3)		Combined

Revenue:
Subscription revenue	$2,587	$—	$—	$—	$—		$2,587
Maintenance	441	18	4	6	—		469
Software fees and other	254	30	6	21	(1	) (a)	310
Financing fees	77	—			—		77
Professional services	244	18	3	3	—		268

TOTAL REVENUE	3,603	66	13	30	(1)		3,711

Operating Expenses:
Amortization of capitalized software costs	447	—			13	(b)	460
Cost of professional services	230	15	4	3	—		252
Selling, general, and administrative	1,353	36	8	30	7	(c)	1,441
					(1	) (a)
					8	(e)

Product development and enhancements	708	8	3	7	—		726
Commissions and royalties	339	1	3	4	—		347
Depreciation and amortization of other intangible assets	130	—	3	—	20	(f)	151
					(2	) (j)

Other gains/expenses, net	(5)	—		—	—		(5)
Restructuring charge	28	2			—		30
Shareholder litigation and government investigation settlements	234	—			—		234

TOTAL EXPENSES BEFORE INTEREST AND TAXES	3,464	62	21	44	45		3,636

Income (loss) from continuing operations before interest and taxes	139	4	(8)	(14)	(46)		76

Interest expense, net	106	(1)	—	—	14	(h)	119

Income (loss) before taxes	33	5	(8)	(14)	(60)		(44)

Income tax (benefit) expense	7	1	—	—	(23	) (i)	(15)

INCOME (LOSS) FROM CONTINUING OPERATIONS	26	4	(8)	(14)	(37)		(29)

Discontinued operations, net of income taxes	(2)	—	2	—	—		—

NET INCOME (LOSS)	$24	$4	$(6)	$(14)	$(37)		$(29)

BASIC EARNINGS (LOSS) PER SHARE	$0.04						$(0.05)

Basic weighted average shares used in computation	588						588

DILUTED EARNINGS (LOSS) PER SHARE	$0.04						$(0.05)

Diluted weighted average shares used in computation	590						590
See notes to unaudited pro forma condensed combined financial statements.

1. Basis of Presentation
     On August 1, 2005, CA announced that the merger of Nebraska Acquisition Corp. (“Niku Merger Sub”), a Delaware corporation and a wholly owned subsidiary of CA, with and into Niku, a Delaware corporation, was consummated on July 29, 2005 in accordance with the Agreement and Plan of Merger (the “Niku Merger Agreement”), dated as of June 9, 2005, by and among CA, Niku Merger Sub and Niku (the “Niku Merger”). As a result of the Niku Merger, Niku is now a wholly owned subsidiary of CA.
     The aggregate cash consideration paid by CA to acquire the common stock of Niku was approximately $337 million. In addition, the Company converted options to acquire the common stock of Niku and incurred acquisition costs of approximately $5 million and $3 million, respectively, for an aggregate purchase price of $345 million.
     The total purchase price of the acquisition is summarized as follows (in millions):

Cash paid	$337
Fair value of vested options assumed	5
Direct transaction costs	3

Total purchase price	$345

     Under the purchase method of accounting, the total purchase price as shown in the table above is allocated to Niku’s net tangible and intangible assets based on their estimated fair values as of July 29, 2005. Management has allocated the purchase price based on various factors as described in the introduction to these unaudited pro forma condensed combined financial statements. The acquisition cost of Niku has been allocated to assets acquired, liabilities assumed and in-process research and development based on estimated fair values. The allocation of the purchase price, estimated useful lives and first year amortization on an annualized basis associated with certain assets is as follows (in millions):

		Annualized
		First Year	Estimated
	Amount	Amortization	Useful Life
Cash	44	—	n/a
Marketable securities	19	—	n/a
Deferred income tax asset	102	—	n/a
Other assets acquired	20	—	n/a
Purchased software products	23	6	3-6 years
Customer contracts and relationships	42	5	8 years
Trademark/trade names	2	—	7 years
Goodwill	143	—	n/a
Deferred revenue	(4)	—	n/a
Deferred income tax liability	(28)	—	n/a
Other liabilities assumed	(32)	—	n/a
In-process research and development	14	—	n/a

Total purchase price	$345	$11

     Approximately $47 million has been allocated to net tangible assets acquired. This amount reflects adjustments to certain Niku assets and liabilities to fair value. Approximately $67 million has been allocated to amortizable intangible assets acquired. The amortization related to the amortizable intangible assets is reflected as pro forma adjustments to the unaudited pro forma condensed combined statements of operations.
     Identifiable intangible assets. Identifiable intangible assets acquired consist of purchased software (developed and core technology), trade names, customer contracts and relationships, and in-process research and development.
     Purchased software relates to developed technology of Niku’s products across all of their product lines that have reached technological feasibility and core technology related to a combination of Niku processes, patents and trade secrets developed through years of experience in design and development of their products. CA will amortize the fair value of purchased software on a straight-line basis over an estimated life ranging from 3 to 6 years.
     Customer contracts and relationships represent existing contracts that relate primarily to underlying customer relationships. CA will amortize the fair value of these assets on a straight-line basis over an average estimated life of 8 years.
     Trade names relate to the Niku trade name, which CA will amortize on a straight-line basis over an estimated life of 7 years.
     Goodwill. Approximately $143 million has been allocated to goodwill. Goodwill represents the excess of the purchase price over the fair value of the underlying net tangible and intangible assets. In accordance with the SFAS No. 142, Goodwill and Other Intangible Assets, goodwill will not be amortized but instead will be tested for impairment at least annually (more frequently if certain indicators are present). In the event that the management of the combined company determines that the value of goodwill has become impaired, the combined company will incur an accounting charge for the amount of impairment during the fiscal quarter in which the determination is made. The allocation of a significant portion of the Niku purchase price to goodwill was predominantly due to the relatively short lives of the acquired developed technology assets, whereby a substantial amount of the purchase price was based on earnings beyond the estimated lives of the intangible assets.
     In-process research and development. Approximately $14 million has been allocated to in-process research and development and was charged to expense in CA’s quarter ending September 30, 2005. Due to its non-recurring nature, the in-process research and development expense has been excluded from the unaudited pro forma condensed combined statements of operations.
     At the time of acquisition, Niku was developing new products in multiple product areas that qualified as in-process research and development. Projects that qualified as in-process research and development represent those that have not yet reached technological feasibility. Technological feasibility is defined as being equivalent to completion of a beta-phase working prototype in which there is no remaining risk relating to the development.
     At the time of acquisition, Niku was involved in numerous research and development projects, which were focused on developing new products, integrating new technologies, improving product performance and broadening features and functionalities. There is a risk that these development efforts and enhancements will not be competitive with other products using alternative technologies that offer comparable functionality.
     The value assigned to in-process research and development was determined by considering the importance of each project to the overall development plan, estimating costs to develop the purchased in-process research and development into commercially viable products, estimating the resulting net cash flows from the projects when completed and discounting the net cash flows to their present value. The revenue estimates used to value the purchased in-process research and development were based on estimates of relevant market sizes and growth factors, expected trends in technology and the nature and expected timing of new product introductions by Niku and its competitors.
     The rate utilized to discount the net cash flows to their present value is based on Niku’s weighted average cost of capital. The weighted average cost of capital was adjusted to reflect the difficulties and uncertainties in completing each project and thereby achieving technological feasibility, the percentage of completion of each project, anticipated market acceptance and penetration, market growth rates and risks related to the impact of potential changes in future target markets.
     The estimates used in valuing in-process research and development were based upon assumptions believed to be reasonable but which are inherently uncertain and unpredictable. Assumptions may be incomplete or inaccurate, and unanticipated events and circumstances may occur. Accordingly, actual results may vary from the projected results.
iLumin
     On October 14, 2005, CA announced that the merger of Lost Ark Acquisition, Inc. (“ILumin Merger Sub”), a Delaware corporation and a wholly owned subsidiary of CA, with and into iLumin, a Delaware corporation, was consummated on October 14, 2005 in accordance with the Agreement and Plan of Merger (the “ILumin Merger Agreement”), dated as of September 30, 2005, by and among CA, ILumin Merger Sub and iLumin (the “ILumin Merger”). As a result of the ILumin Merger, iLumin is now a wholly owned subsidiary of CA.
     The aggregate cash consideration paid by CA was approximately $48 million. Under the purchase method of accounting, the total purchase price as shown in the table below is allocated to iLumin’s net tangible and intangible assets based on their estimated fair values as of October 14, 2005. Management has allocated the purchase price based on various factors as described in the introduction to these unaudited pro forma condensed combined financial statements. The acquisition cost of iLumin has been allocated to assets acquired and liabilities assumed based on estimated fair values. The allocation of the purchase price, estimated useful lives and first year amortization on an annualized basis associated with certain assets is as follows (in millions):

		Annualized
		First Year	Estimated
	Amount	Amortization	Useful Life
Purchased software products	2	—	7 years
Customer contracts and relationships	21	2	10 years
Goodwill	36	—	n/a
Other assets acquired	4	—	n/a
Deferred income tax liability	(9)	—	n/a
Other liabilities assumed	(6)	—	n/a

Total purchase price	$48	$2

     Approximately $(2) million has been allocated to net tangible liabilities acquired. This reflects adjustments to certain iLumin assets and liabilities to fair value. Approximately $23 million has been allocated to amortizable intangible assets acquired. The amortization related to the amortizable intangible assets is reflected as pro forma adjustments to the unaudited pro forma condensed combined statement of operations.

     Identifiable intangible assets. Identifiable intangible assets acquired consist of purchased software (developed technology) and customer contracts and relationships.
     Purchased software relates to developed technology of iLumin’s products across all of their product lines that have reached technological feasibility and core technology related to a combination of iLumin processes, patents and trade secrets developed through years of experience in design and development of their products. CA will amortize the fair value of purchased software on a straight-line basis over an estimated life of 7 years.
     Customer contracts and relationships represent existing contracts that relate primarily to underlying customer relationships. CA will amortize the fair value of these assets on a straight-line basis over an average estimated life of 10 years.
     Goodwill. Approximately $36 million has been allocated to goodwill. Goodwill represents the excess of the purchase price over the fair value of the underlying net tangible and intangible assets. In accordance with the SFAS No. 142, Goodwill and Other Intangible Assets, goodwill will not be amortized but instead will be tested for impairment at least annually (more frequently if certain indicators are present). In the event that the management of the combined company determines that the value of goodwill has become impaired, the combined company will incur an accounting charge for the amount of impairment during the fiscal quarter in which the determination is made. The allocation of a significant portion of the iLumin purchase price to goodwill was predominantly due to the relatively short lives of the acquired developed technology assets, whereby a substantial amount of the purchase price was based on earnings beyond the estimated lives of the intangible assets.
Wily
     On March 7, 2006, CA announced that the merger of Watermelon Merger Company (“Wily Merger Sub”), a California corporation and a wholly owned subsidiary of CA, with and into Wily, a Delaware corporation, was consummated on March 3, 2006 in accordance with the Agreement and Plan of Merger (the “Wily Merger Agreement”), dated as of January 5, 2006, by and among CA, Wily Merger Sub and Wily (the “Wily Merger”). As a result of the Wily Merger, Wily is now a wholly owned subsidiary of CA.
     The total purchase price of the acquisition was approximately $374 million which included a holdback of approximately 10% of the initial purchase price. Additionally, the underlying shares for both vested and unvested Wily equity awards that were outstanding immediately prior to the closing have been converted to a cash obligation which is payable by CA in accordance with the terms and conditions set forth in the Wily Merger Agreement. The aggregate cash consideration paid by CA at closing was approximately $328 million.
     The total purchase price of the acquisition is summarized as follows (in millions):

Cash paid	$328
Holdback amount	36
Liability on outstanding equity awards	9
Direct transaction costs	1

Total purchase price	$374

     Under the purchase method of accounting, the total purchase price as shown in the table below is allocated to Wily’s net tangible and intangible assets based on their estimated fair values as of March 3, 2006. Management has allocated the purchase price based on estimates and on comparisons to prior acquisitions. The acquisition cost of Wily has been allocated to assets acquired and liabilities assumed based on estimated fair values. The allocation of the purchase price, estimated useful lives and first year amortization on an annualized basis associated with certain assets is as follows (in millions):

		Annualized
		First Year	Estimated
	Amount	Amortization	Useful Life
Cash and cash equivalents	13	—	n/a
Purchased software products	54	7	8 years
Customer contracts and relationships	119	12	10 years
Trade names	7	1	10 years
Goodwill	232	—	n/a
Deferred income tax assets	34	—	n/a
Other assets assumed	8	—	n/a
Deferred income tax liability	(74)	—	n/a
Deferred revenue	(10)	—	n/a
Other liabilities assumed	(9)	—	n/a

Total purchase price	$374	$20

     Approximately $2 million has been allocated to net tangible assets acquired. This amount reflects adjustments to certain Wily assets and liabilities to fair value. Approximately $180 million has been allocated to amortizable intangible assets acquired. The amortization related to the amortizable intangible assets is reflected as pro forma adjustments to the unaudited pro forma condensed combined statement of operations.
     Identifiable intangible assets. Identifiable intangible assets acquired consist of purchased software (developed and core technology), trade names, and customer contracts and relationships.
     Purchased software relates to developed technology of Wily’s products across their entire product lines that have reached technological feasibility and core technology related to a combination of Wily processes, patents and trade secrets developed through years of experience in design and development of their products. CA will amortize the fair value of purchased software on a straight-line basis over an estimated life of 8 years.
     Customer contracts and relationships represent existing contracts that relate primarily to underlying customer relationships. CA will amortize the fair value of these assets on a straight-line basis over an average estimated life of 10 years.
     Trade names relate to the Wily trade name, which CA will amortize on a straight-line basis over an estimated life of 10 years.
     Goodwill. Approximately $232 million has been allocated to goodwill. Goodwill represents the excess of the purchase price over the fair value of the underlying net tangible and intangible assets. The allocation of a significant portion of the Wily purchase price to goodwill is predominantly due to the relatively short lives of the developed technology assets; whereby a substantial amount of the purchase price is based on earnings beyond the estimated lives of the intangible assets. In accordance with the SFAS No. 142, Goodwill and Other Intangible Assets, goodwill will not be amortized but instead will be tested for impairment at least annually (more frequently if certain indicators are present). In the event that the management of the combined company determines that the value of goodwill has become impaired, the combined company will incur an accounting charge for the amount of impairment during the fiscal quarter in which the determination is made.
2. Reclassifications
     Certain reclassification adjustments have been made to conform Niku’s, iLumin’s and Wily’s historical reported balances to the pro forma combined condensed financial statement basis of presentation.
3. Pro Forma Adjustments
     Pro forma adjustments are necessary to reflect the purchase price and allocation of such purchase price to Niku’s, iLumin’s, and Wily’s net tangible and intangible assets at an amount equal to their estimated fair values, to reflect the amortization expense related to the estimated amortizable intangible assets for Niku, iLumin, and Wily as well as deferred stock-based compensation for Niku, iLumin, and Wily in order to conform to CA’s accounting for stock based compensation in accordance with FAS123(R), to reflect changes in interest expense from the reduction in CA’s cash balance and to reflect the income tax effect related to the pro forma adjustments, if applicable.
     Significant intercompany balances and transactions between CA and Niku as of the dates and for the periods of these pro forma condensed combined financial statements have been eliminated.
     CA has not identified any pre-acquisition contingencies where the related asset, liability or impairment is probable and the amount of the asset, liability or impairment can be reasonably estimated. Prior to the end of the purchase price allocation period, if information becomes available which would indicate it is probable that such events have occurred and the amounts can be reasonably estimated, such items will be included in the purchase price allocation.
     We estimate that revenues at our Niku, iLumin and Wily subsidiary for the twelve months following the consummation of the mergers will be reduced by approximately $5 million, $1 million and $14 million, respectively, because the mergers were and will be accounted for under the purchase method of accounting. Under the purchase method of accounting, deferred revenue was estimated based upon the direct costs of fulfilling the obligation, which includes direct Niku, iLumin and Wily costs as well as additional incremental direct costs that CA will expend, plus a normal profit margin. The purchase method of accounting will not affect our revenues in periods subsequent to this twelve-month period. This purchase accounting adjustment is non-recurring and has no impact on cash flows.

     The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:
a)	To eliminate intercompany sales from Niku to CA.

b)	To amortize purchased software for Niku, iLumin, and Wily.

c)	To amortize deferred stock-based compensation based on the estimated weighted average remaining vesting period, net of historical expense recorded by Niku, iLumin, and Wily.

d)	To eliminate Niku acquisition related expenses (i.e. bankers, attorneys, change in control provisions, acceleration of stock options, etc).

e)	To recognize the value of CA’s compensation expense relating to Wily unvested stock options that were converted to a cash liability to be paid over the remaining vesting period per the Wily Merger Agreement.

f)	To amortize Niku, iLumin, and Wily other intangible assets.

g)	To eliminate the charge in CA’s results for in-process research and development related to the Niku acquisition.

h)	To record a reduction in interest income as a result of cash paid for the shares of Niku, iLumin, and Wily using the average historical rate of return on cash and cash equivalents and marketable securities of 2.0%.

i)	To adjust tax provision to reflect the effect of the pro forma adjustments at our statutory rate of 38.5%.

j)	To eliminate the charge in iLumin’s results for amortization of other intangible assets relating to companies acquired by iLumin.
4. Pro Forma Net Income (Loss) Per Share
     The pro forma basic net income (loss) per share is based on the number of CA shares used in computing basic net income (loss) per share. The pro forma diluted net income (loss) per share is based on the number of CA shares used in computing diluted net income (loss) per share adjusted for the estimated common stock dilution under the treasury stock method for Niku options assumed.